Exhibit 5.2 Oficina principal / Main office:

Harmodio Arias († 1962)

Julio J. Fábrega († 1950)

Octavio Fábrega († 1973)

Julio J. Fábrega III

LeRoy W. Watson III

Octavio Amat

Eduardo de Alba

Maria del C. Zúñiga

Fernando A. Arias

Maria C. Arroyo

Ricardo M. Arango

Rosa M. Restrepo

Roy C. Durling T.

Gian Castillero

Estif Aparicio

Jorge Loaiza III

Juan F. Corro

Rodrigo Cardoze

Ileana Martinelli

Sofia J. Cohen

Carol M. Durling

Vivian D. Holness

Karina I. Urña

Federico Alfaro

Julianne Canavaggio

Juan C. Quezada

Augusto R. Arosemena

David Polo

Pilar Castillo

Cecilio Castillero

Claudio De Castro

Mónica C. Mendoza

Mónica L. Moreno

Victor Carles

Bianca Bergantino

Diana M. Amat

Consejeros /

Of Counsel

Roy C. Durling

Fernando Cardoze F.

Gabriel A. Galindo

Cecilio A. Castillero

Plaza 2000, piso 16, Calle 50

Apartado 0816-01098

Panamá, República de Panamá

Tel.: +507 205-7000

Fax: +507 205-7001 / 02

E-mail: panama@arifa.com

www.arifa.com

April 7, 2014

McDermott International, Inc.

757 N. Eldridge Parkway

Houston, Texas 77079

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (Registration No. 333-194926) (the “Registration Statement”) filed by McDermott International, Inc., a Panamanian corporation (“McDermott”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of (a) McDermott’s unsecured senior debt securities (the “Senior Debt Securities”); (b) McDermott’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of common stock, par value $1.00 per share, of McDermott (“Common Stock”); (d) shares of preferred stock, par value $1.00 per share, of McDermott (“Preferred Stock”); (e) warrants to purchase other Securities (“Warrants”); (f) stock purchase contracts of McDermott (“Stock Purchase Contracts”); and (g) stock purchase units of McDermott, consisting of (1) a Stock Purchase Contract and (2) a beneficial interest in Senior Debt Securities, Subordinated Debt Securities or debt obligations of third parties securing the holder’s obligation to purchase Common Stock under Stock Purchase Contracts (“Stock Purchase Units”) that may be issued and sold by McDermott from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us.

The Registration Statement has been filed with the Commission and became effective upon filing. The Company’s prospectus dated March 31, 2014 and prospectus supplement dated April 1, 2014 relating to the Units (as defined below) (collectively, the “Prospectus”) have been filed with the Commission pursuant to Rule 424(b)(5) under the Act.

On April 1, 2014, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”), providing for the issuance and sale by the Company to the Underwriter of up to 11,500,000 Tangible Equity Units (the “Units”), each with a stated amount of $25.00 and consisting of a prepaid common stock purchase contract (the “Purchase Contracts”) and a 7.75% amortizing note with a final installment payment date of April 1, 2017 (the “Amortizing Notes”).

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of McDermott’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws, each as amended to date (the “Charter Documents”), the form of Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by McDermott and the trustee thereunder (the “Indenture”) pursuant to which the Amortizing Notes will be issued, the First Supplemental Indenture filed as Exhibit 4.2 to this Current Report on Form 8-K to be executed by McDermott and the trustee thereunder (the “First Supplemental Indenture”) pursuant to which the Amortizing Notes will be issued, the form

Panama    •    London    •    Luxembourg     •    Geneva    •    Hong Kong    •    British Virgin Islands    •    Belize

of Purchase Contract Agreement filed as Exhibit 4.3 to this Current Report on Form 8-K and pursuant to which the Purchase Contracts will be issued, the Underwriting Agreement, the Prospectus and corporate records of McDermott, including minute books as furnished to us by you, certificates of public officials and of representatives of McDermott, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving the opinions set forth herein, we have relied, to the extent we deemed appropriate, with respect to factual matters, upon certificates, statements or other representations of officers or other representatives of McDermott and of public officials, and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

In connection with the opinions set forth herein, we have assumed that the Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

On the basis of and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. McDermott is a corporation duly incorporated and validly existing in good standing under the laws of the Republic of Panama.

2. The shares of Common Stock issuable upon settlement of the Purchase Contracts pursuant to the Purchase Contract Agreement have been duly authorized and, when issued upon settlement of the Purchase Contracts in accordance with the terms of the Purchase Contract Agreement, will be validly issued, fully paid and nonassessable.

3. The Units, Purchase Contracts and Amortizing Notes have been duly authorized and validly issued.

4. The courts of the Republic of Panama will enforce judgments of United States courts in actions against McDermott obtained in such courts predicated on the civil liability provisions of the United States federal securities laws, provided (i) any such judgment is approved by the Supreme Court of Panama, (ii) such foreign court grants reciprocity to the enforcement of judgments of courts of Panama, (iii) the party against whom the judgment was rendered, or its agent, was personally served in such action within such foreign jurisdiction, (iv) the judgment arises out of a personal action against the defendant, (v) the obligation in respect of which the judgment was rendered is lawful in Panama and does not contradict the public policy of Panama, (vi) the judgment is properly authenticated by diplomatic or consular officers of Panama or by an Apostille pursuant to the 1961 Hague Convention Abolishing the Requirement of Legalization of Foreign Public Documents, and (vii) a copy of the final judgment is translated into Spanish by a licensed translator in Panama.

5. The courts of the Republic of Panama will not impose, in original actions, liabilities against McDermott predicated solely on the United States federal securities laws.

We also confirm that the statement in the Registration Statement under the heading “Enforceability of Civil Liabilities” which attributes certain opinions to us is correct.

We limit the opinions we express above in all respects to matters of the laws of the Republic of Panama as in effect on the date hereof. This opinion is to be governed by and construed in accordance with the laws of the Republic of Panama and is limited to, and is given on the basis of, current practice in Panama.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.2 to this Current Report on Form 8-K. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose written consent Section 7 of the Act requires to be filed.

Very truly yours,

/s/ Arias, Fabrega and Fabrega